As filed with the Securities and Exchange Commission on June 28, 2002

Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

AKAMAI TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-3432319 (I.R.S. Employer Identification No.)

500 Technology Square
Cambridge, Massachusetts 02139
(617) 444-3000
(Address Including Zip Code and Telephone Number, Including
Area Code of Principal Executive Offices)

1999 Employee Stock Purchase Plan
(Full Title of the Plan)

KATHRYN JORDEN MEYER
Vice President and General Counsel
500 Technology Square
Cambridge, Massachusetts 02139
(617) 444-3000
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount to be	Maximum Offering	Maximum Aggregate	Amount of
Title of Securities to be Registered	Registered(1)	Price Per Share	Offering Price	Registration Fee

Common Stock, $0.01 par value per share	16,900,000 shares	$0.86 (2)	$14,534,000 (2)	$1,338

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq National Market on June 26, 2002.

SIGNATURES
Ex-5.1 Opinion of Hale & Dorr LLP
Ex-23.2 Consent of PricewaterhouseCoopers LLP

STATEMENT OF INCORPORATION BY REFERENCE

     Except as otherwise set forth below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statements on Form S-8, File No. 333-89889 and File No. 333-62072, relating to our 1999 Employee Stock Purchase Plan.

Item 8. Exhibits.

     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on this 28th day of June, 2002.

AKAMAI TECHNOLOGIES, INC.

By: /s/ Kathryn Jorden Meyer ——————————————— Kathryn Jorden Meyer Vice President and General Counsel

POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of Akamai Technologies, Inc., hereby severally constitute and appoint George H. Conrades, Paul Sagan and Kathryn Jorden Meyer, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Akamai Technologies, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George H. Conrades George H. Conrades	Chairman of the Board and Chief Executive Officer (Principal executive officer)	June 28, 2002

/s/ Timothy Weller Timothy Weller	Chief Financial Officer and Treasurer (Principal financial and accounting officer)	June 28, 2002

/s/ Martin M. Coyne II Martin M. Coyne II	Director	June 28, 2002

/s/ Ronald Graham Ronald Graham	Director	June 28, 2002

/s/ William Halter William Halter	Director	June 28, 2002

/s/ F. Thomson Leighton F. Thomson Leighton	Director	June 28, 2002

/s/ Frederic V. Salerno Frederic V. Salerno	Director	June 28, 2002

/s/ Naomi Seligman Naomi Seligman	Director	June 28, 2002

INDEX TO EXHIBITS

Number	Description

4.1(1)	Certificate of Incorporation of the Registrant, as amended

4.2(2)	By-Laws of the Registrant, as amended

4.3(2)	Specimen Certificate of Common Stock of the Registrant

5.1	Opinion of Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000 and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as an exhibit to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-85679), and incorporated herein by reference.